EXHIBIT 99.1

Press release, dated January 2, 2008, announcing completion of the Merger and appointment of John K. Dwight and Mark W. Richards to the board of directors

NEWS RELEASE

Brent DiGiorgio
Corporate Communications
203.338.3135 Fax: 203.338.3461
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

January 2, 2008

PEOPLE’S UNITED FINANCIAL COMPLETES ACQUISITION OF CHITTENDEN CORPORATION

Transaction an “important step” in building the premier banking franchise in the Northeast

BRIDGEPORT, CONN. – People’s United Financial, Inc. (NASDAQ: PBCT) announced today that it has completed its acquisition of Chittenden Corporation, a $7.4 billion multi-bank holding company headquartered in Burlington, Vermont. The combined company now has over $21 billion in assets and more than 300 bank branches in Connecticut, Massachusetts, Vermont, New Hampshire, Maine and New York.

The six banks in the Chittenden group of banks will continue to do business under their existing names as subsidiaries of People’s United Bank: Chittenden Bank based in Burlington, Vermont; Flagship Bank and Trust Company based in Worcester, Massachusetts; Maine Bank & Trust based in Portland, Maine; Merrill Merchants Bank based in Bangor, Maine; Ocean Bank based in Portsmouth, New Hampshire; and The Bank of Western Massachusetts based in Springfield, Massachusetts. People’s United Bank will continue to operate in Connecticut and New York.

“This acquisition is an important step in achieving our goal of becoming the premier banking franchise in the Northeast,” said Philip R. Sherringham, Chief Financial Officer and acting Chief Executive Officer and President of People’s United. “Independently, People’s United and Chittenden were both well-managed companies with strong balance sheets, a clear focus on customers and a legacy of community commitment. The new People’s United will have all that as well as greater lending capacity and an even wider range of products and services to offer individuals and businesses from White Plains, New York to Bangor, Maine.”

Based on the average closing price of People’s United common stock of $17.42 for the five-business-day period ending December 31, 2007, former Chittenden shareholders will receive, for each share of Chittenden common stock, either $35.636 or 2.0457 shares of People’s United common stock, depending on the election made by that shareholder and the pro-ration procedures described in the merger agreement. Final results of merger consideration elections by former Chittenden shareholders, and the allocation of the consideration pursuant to applicable pro-ration procedures, will be determined and announced in a press release early next week.

People’s United also announced that John K. Dwight and Mark W. Richards, both former members of the Chittenden Corporation’s board of directors, had been appointed as members of the board of directors of People’s United Financial, Inc. and People’s United Bank, effective immediately following the effective time of the merger. Mr. Dwight is President and CEO of Dwight Asset Management Co., with $68 billion in assets under management. Mr. Richards is President of Richards, Gates, Hoffman & Clay Insurance in Brattleboro, VT.

People’s United Financial, Inc. is a diversified financial services company providing consumer and commercial banking services through a network of more than 300 branches in Connecticut, Massachusetts, Vermont, New Hampshire, Maine and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset-based lending, asset management, brokerage and financial advisory services, and insurance services.

[Editor’s Note: A map of the combined company, People’s United Financial, Inc., is included with the newswire transmission.]

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) costs or difficulties related to the integration of the businesses following the merger; (2) changes in general, national or regional economic conditions; (3) the risk that the cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize (4) changes in loan default and charge-off rates; (5) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (6) changes in interest rates; (7) changes in levels of income and expense in noninterest income and expense related activities; and (8) competition and its effect on pricing, spending, third-party relationships and revenues.

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